EXHIBIT 1

                           JOINT FILING AGREEMENT

     In accordance with rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D, and all amendments thereto, and that such statement, and all amendments thereto, is made on behalf of each of them.

          IN WITNESS WHEREOF, the undersigned hereby execute this agreement on July 24, 1998.

JNC OPPORTUNITY FUND LTD.


By: /s/ Neil T. Chau
   ----------------------------
      Name: Neil T. Chau
      Title:   Director


JNC STRATEGIC FUND LTD.


By: /s/ Neil T. Chau
   ----------------------------
      Name: Neil T. Chau
      Title:   Director


DIVERSIFIED STRATEGIES FUND, L.P.


By: /s/ Neil P. Ramsey
   ----------------------------
      Name: Neil P. Ramsey
      Title:   President, Ramsey Financial, Inc., General Partner


ENCORE CAPITAL MANAGEMENT, L.L.C.


By: /s/ Neil T. Chau
   ----------------------------
      Name: Neil T. Chau
      Title:   Director